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                                                                   EXHIBIT 10.11

                         TRUST UNDER ALTAVISTA COMPANY
                          DEFERRED COMPENSATION PLAN


     This Agreement (the "Trust Agreement") made this ____ day of March, 2000, by and between AltaVista Company (the "Company") and Eastern Bank and Trust Company (the "Trustee");

     WHEREAS, the Company has adopted the AltaVista Company Deferred Compensation Plan (the "Plan");

     WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan (the "Participants");

     WHEREAS, the Company wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan Participants (and their beneficiaries) in such manner and at such times as specified in the Plan;

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

     WHEREAS, it is the intention of the Company to make contributions to the Trust to provide a source of funds to assist it in meeting its liabilities under the Plan;
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     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1.  Establishment of Trust.  The Company hereby deposits with
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Trustee in trust Ten Dollars ($10) which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

                 (a) The Trust hereby established shall be irrevocable.

                 (b) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

                 (c) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan Participants and general creditors as herein set forth. Plan Participants (and their beneficiaries) shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan Participants (and their beneficiaries) against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

                 (d) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan Participant (or beneficiary) shall have any right to compel such additional deposits.

     Section 2.  Payments to Plan Participants and Their Beneficiaries.
                 -----------------------------------------------------

                 (a) The Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the
Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan Participants (and their beneficiaries) in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.
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                 (b) The entitlement of a Plan Participant (or his or her
beneficiaries) to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

                 (c) The Company may make payment of benefits directly to Plan Participants (or their beneficiaries) as they become due under the terms of the Plan. The Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants (or their beneficiaries). In addition, if the principal of any Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. Trustee shall notify the Company where principal and earnings are not sufficient. Notwithstanding any other provision of this Trust Agreement, in the event that the Company determines in good faith that the assets of the Trust are in excess of the amount needed to pay benefits in accordance with the terms of the Plan, the Company may direct the Trustee to refund such excess to the Company.

     Section 3.  Trustee Responsibility Regarding Payments to Trust Beneficiary
                 --------------------------------------------------------------
When Company Is Insolvent.
-------------------------

                 (a) Trustee shall cease payment of benefits to a Plan Participant (and his or her beneficiaries) if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if
(i) the Company is unable to pay its debts as they become due or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                 (b) At all times during the continuance of this Trust, as provided in Section 1(e) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                     (i) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to Trustee that the Company has become Insolvent, Trustee shall determine whether the Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan Participants (or his or her beneficiaries).

                     (ii) Unless Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, Trustee shall have no duty to inquire whether the Company is Insolvent. Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning the Company's solvency.

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                      (iii) If at any time Trustee has determined that the
Company is Insolvent, Trustee shall discontinue payments to Plan Participants (or their beneficiaries) and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan Participants (or their beneficiaries) to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

                      (iv) Trustee shall resume the payment of benefits to Plan Participants (or their beneficiaries) in accordance with Section 2 of this Trust Agreement only after Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

                 (d) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan Participants (or their beneficiaries) under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan Participants (or their beneficiaries) by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4.  Payments to the Company.  Except as provided in Sections 2(c)
                 -----------------------
and 3 hereof, the Company shall have no right or power to direct Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan Participants (and their beneficiaries) pursuant to the terms of the Plan.

     Section 5.  Investment Authority.  Trustee shall invest the assets held
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hereunder in a manner intended to assist the Company in meeting its liabilities under the Plan even if that does not maximize the investment return of the assets. In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan Participants.

     Section 6.  Disposition of Income.  During the term of this Trust, all
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income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

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     Section 7.  Accounting by Trustee.  Trustee shall keep accurate and
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detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and Trustee. Within ninety (90) days following the close of each calendar year and within ninety (90) days after the removal or resignation of Trustee, Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     Section 8.  Responsibility of Trustee.  Trustee shall act with the care,
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skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

                 (a) If Trustee undertakes or defends any litigation arising in connection with this Trust with the Company's consent, the Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

                 (b) Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

                 (c) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder with the Company's consent.

                 (d) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust or the Company, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy except for the payment of benefits.

                  (e) However, notwithstanding the provisions of Section 8(e) above, Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

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                 (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 9.  Compensation and Expenses of Trustee.  The Company shall pay
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all administrative and Trustee's fees and expenses.  If not so paid, the fees and expenses shall be paid from the Trust.

     Section 10. Resignation and Removal of Trustee.
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                 (a) Trustee may resign at any time by written notice to the
Company, which shall be effective ninety (90) days after receipt of such notice unless the Company and Trustee agree otherwise.

                 (b) Trustee may be removed by the Company on sixty (60) days notice or upon shorter notice accepted by Trustee. Upon a Change of Control, as defined herein, Trustee may not be removed by the Company for two (2) years.

                 (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within ninety (90) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

                 (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     Section 11.  Appointment of Successor.
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                  (a) If Trustee resigns or is removed in accordance with
Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

                  (b) If Trustee resigns or is removed pursuant to the provisions of Section 10(e) hereof and selects a successor Trustee, Trustee may appoint any independent third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee,

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including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

                  (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

     Section 12.  Amendment or Termination.
                  ------------------------

                  (a) This Trust Agreement may be amended by a written instrument executed by Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

                  (b) The Trust shall not terminate until the date on which all Participants (and their beneficiaries) are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

     Section 13.  Miscellaneous.
                  -------------

                  (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                  (b) Benefits payable to Plan Participants (and their beneficiaries) under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal equitable process.

                  (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Massachusetts. For purposes of this Trust, Change of Control shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is in fact required to comply therewith; provided, that, without limitation, such a change in control for purposes of this Plan shall be deemed to have occurred if on any future date:

                      (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company for the first time becomes the "beneficial owner" (as defined in the Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company then outstanding securities; or

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

                    (ii) during any period of twenty-four (24) consecutive months (not including any period prior to the effective date of the Plan), individuals who at the beginning of such period constitute the Company's Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraphs (i), (ii) or (iii) of this Section) whose election by the board of directors of the Company or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                    (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no "person" (as herein above defined) acquires thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

                    (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

       Section 14.  Effective Date.  The effective date of this Trust Agreement
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shall be the effective date of the Company's initial public offering of its common stock.



                              ALTAVISTA COMPANY



                              By_____________________________________
                                Name:
                                Title:


                              EASTERN BANK AND TRUST COMPANY



                              By_____________________________________
                                Name:
                                Title:

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